SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 20, 2004
Date of Report
(Date of earliest event reported)

Aspect Communications Corporation

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-18391 (Commission File Number)	94-2974062 (I.R.S. Employer Identification No.)

1320 Ridder Park Drive
San Jose, CA 95131
(Address of Principal Executive Offices, with Zip Code)

(408) 325-2200
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure.

     On February 13, 2004, Aspect Communications Corporation (the “Company”) entered into an amended and restated $100 million revolving credit facility with Comerica Bank as administrative agent, the CIT Group Business Credit, Inc. as collateral agent and certain other banks, a copy of which is attached hereto as Exhibit 99.1.

Item 7. Financial Statements and Exhibits.

(c) Exhibits:

99.1	Amended and Restated Credit Agreement dated February 13, 2004 by and among the Company and Comerica Bank as administrative agent, the CIT Group Business Credit, Inc. as collateral agent and certain other banks.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aspect Communications Corporation

Date: April 20, 2004	By:	/s/ Gary A. Wetsel

Gary A. Wetsel Executive Vice President, Finance, Chief Financial Officer and Chief Administrative Officer (Principal Financial and Accounting Officer)

ASPECT COMMUNICATIONS CORPORATION

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Amended and Restated Credit Agreement dated February 13, 2004 by and among the Company and Comerica Bank as administrative agent, the CIT Group Business Credit, Inc. as collateral agent and certain other banks.